EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S‑3 of our report dated March 8, 2017, relating to the consolidated financial statements of EnteroMedics Inc. and subsidiary, appearing in the Annual Report on Form 10‑K of EnteroMedics Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 10, 2017